United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

January 28, 2022

Date of Report (Date of earliest event reported)

Southport Acquisition Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-41150	86-3483780
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1745 Grand Avenue Del Mar, California	92014
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (917) 503-9722

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock, $0.0001 par value, and one-half of one warrant	PORT.U	The New York Stock Exchange
Class A common stock, par value $0.0001 per share	PORT	The New York Stock Exchange
Warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50, subject to adjustment	PORT.W	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

On January 28, 2022, Southport Acquisition Corporation (the “Company”) announced that, commencing January 31, 2022, the holders of the units sold in the Company’s initial public offering may elect to separately trade the shares of the Company’s Class A common stock and the warrants included in the units.

No fractional warrants will be issued upon separation of the units and only whole warrants will trade. The shares of Class A common stock and warrants that are separated will trade on the New York Stock Exchange (the “NYSE”) under the symbols “PORT” and “PORT.W,” respectively. The units that are not separated will continue to trade on the NYSE under the symbol “PORT.U.” Holders of units will need to have their brokers contact Continental Stock Transfer & Trust Company, the Company’s transfer agent, in order to separate the units into shares of Class A common stock and warrants.

A copy of the press release issued by the Company announcing the separate trading of the shares of Class A common stock and the warrants included in the units is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release, dated January 28, 2022

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 31, 2022

SOUTHPORT ACQUISITION CORPORATION

By:	/s/ Jeb Spencer
Name: Jeb Spencer
Title: Chief Executive Officer

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